Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Lotus Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	ordinary shares, par value US$0.00001 per share	Rule 457(h)	15,897,296(3)	$2.89(3)	$45,943,185.40	$147.60 per $1,000,000	$6,781.21
Equity	ordinary shares, par value US$0.00001 per share	Rule 457(c) and Rule 457(h)	35,653,365(4)	$5.93(4)	$211,424,454.00	$147.60 per $1,000,000	$31,206.25
Total Offering Amounts					$257,367,639.40		$37,987.46
Total Fee Offsets							—
Net Fee Due							$37,987.46

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each represents one ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-275006).

(2)	Represents ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2022 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	The amount to be registered represents ordinary shares issuable upon the exercise of outstanding options granted under the Plan as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of such outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	The shares are reserved for future award grants under the Plan. The total number of shares which may be issued under the Plan is 51,550,661 ordinary shares (after giving effect to the recapitalization upon the Registrant’s business combination with L Catterton Asia Acquisition Corp). The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$5.93 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on April 29, 2024.

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